Exhibit 99.1

Rezolute Announces Pricing of Public Offering of $60 Million of Common Stock and Pre-Funded Warrants

NEW YORK--(BUSINESS WIRE)--Jun. 13, 2024-- Rezolute, Inc. (Nasdaq: RZLT) (“Rezolute” or the “Company”), a late-stage biopharmaceutical company committed to developing novel, transformative therapies for serious rare diseases, today announced the pricing of its previously announced underwritten public offering of an aggregate of 11,250,000 shares of its common stock at an offering price of $4.00 per share, and, to certain investors in lieu of common stock, pre-funded warrants to purchase up to 3,750,000 shares of common stock at an offering price of $3.999 per pre-funded warrant, which represents the per share offering price for the common stock less the $0.001 per share exercise price for each pre-funded warrant. Gross proceeds from the underwritten public offering before deducting underwriting discounts and commissions and other offering expenses are expected to be approximately $60 million.

All shares of common stock and pre-funded warrants to be sold in the offering will be offered by Rezolute. The closing of the offering is expected to occur on or about June 17, 2024, subject to the satisfaction of customary closing conditions.

Jefferies and Cantor are acting as the joint book-running managers for the offering. BTIG, Craig-Hallum, H.C. Wainwright & Co., Jones and Maxim Group LLC are acting as co-managers for the offering.

A shelf registration statement on Form S-3 (File No. 333-275562) relating to the securities to be offered in the public offering was filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on November 29, 2023. The public offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus has been filed with the SEC and may be obtained on the SEC’s website at www.sec.gov. A final prospectus supplement and the accompanying prospectus relating to and describing the terms of the underwritten registered direct offering will be filed with the SEC and, when available, may be obtained on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the public offering, when available, may be obtained by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at 877-821-7388, or by email at prospectus_department@jefferies.com or Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Rezolute, Inc.

Rezolute is a late-stage rare disease company focused on significantly improving outcomes for individuals with hypoglycemia caused by hyperinsulinism (HI). The Company’s antibody therapy, RZ358, is designed to treat all forms of HI and has shown substantial benefit in clinical trials and real-world use for the treatment of congenital hyperinsulinism and tumor hyperinsulinism.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements regarding the proposed public offering, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to market and other financial conditions, the potential completion of the proposed public offering or the size or terms thereof, satisfaction of customary closing conditions related to the proposed public offering and other factors discussed in the “Risk Factors” section contained in the preliminary prospectus supplement and the reports that the Company files with the SEC. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Contacts:

Rezolute, Inc.

Christen Baglaneas

cbaglaneas@rezolutebio.com

508-272-6717

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

212-201-6614